Exhibit 4.2

SECURITY AGREEMENT
(AROTECH CORPORATION)

THIS AGREEMENT made and entered into as of the  day of December,  2007, by and between AROTECH CORPORATION, a Delaware corporation, (hereinafter called "Grantor") and KEYBANK NATIONAL ASSOCIATION, a national banking association, (hereinafter called "the Secured Party").

W I T N E S S E T H:

WHEREAS, the Secured Party and FAAC Incorporated (“Borrower”) along with Related Parties have entered into a Loan Agreement of even date herewith (the "Loan Agreement"); and

WHEREAS, pursuant to the provisions of the Loan Agreement, the Grantor has guaranteed the obligations of Borrower to Secured Party and has agreed to give the Secured Party a first security interest in and to all domestic U.S. assets of the Grantor as hereinafter set forth;

NOW THEREFORE, in consideration of the covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.            Granting of Security Interest.

A.            The Grantor hereby grants to the Secured Party a security interest in all Domestic U.S. Assets (as defined in the Loan Agreement) of Grantor, whether now owned or hereafter acquired, now existing or hereafter arising, and wherever located, including without limitation all of the following:

All domestic U.S. inventory, machinery, fixtures and equipment, accounts, accounts receivable (including but not limited to all health care insurance receivables), contract rights, documents, chattel paper, instruments, deposit accounts and general intangibles (including but not limited to all software and all payment intangibles, all goodwill, trade names, trademarks, patents, copyrights, trade secrets, formulae, designs, customer lists, licenses and permits), beneficial interests in trusts, minute books, records and data and embedded software relating to all of the foregoing and all equipment, inventory and software to utilize, create, maintain and process any such records and data on electronic media and all supporting obligations relating to the foregoing property, together with all replacements thereof, attachments, accessories, parts, equipment, tools and proceeds of any and all of the foregoing property (including without limitation all insurance proceeds).

All of the foregoing property is hereafter collectively referred to as the "Collateral".  The security interest granted hereby shall secure the payment when due of all Indebtedness, including without limitation all indebtedness and obligations of Borrower and Grantor to Secured Party, whether now existing or hereafter arising, and all renewals, modifications and extensions thereof (hereafter collectively called the "Indebtedness").  The Grantor expressly acknowledges and agrees that the security interest given hereby is in addition to and not the exclusion of any and all other security interests at any time given by the Grantor to the Secured Party.

B.            As a part of granting the above-referenced security interest and as a part of the above described Collateral, the Grantor does hereby assign, transfer and set over to the Secured Party as to Grantor all monies and claims for money due or to become due to Grantor under all of the foregoing accounts, contract rights, chattel paper, instruments and general intangibles, and choses in action of Grantor (hereafter collectively the "Accounts Receivable").  Until the Secured Party shall give notice to the Grantor to the contrary, the Grantor will, in the usual course of Grantor’s business and at the Grantor’s own cost and expense, but as the agent of the Secured Party, demand and receive and use its best efforts to collect all monies due or to become due on such Accounts Receivable.  The Grantor agrees and covenants that upon the occurrence and  continuance of an Event of Default  any and all sums of money that shall be received by the Grantor on account of or in payment or settlement of such Accounts Receivable shall be held by the Grantor as trustee for the Secured Party.  Upon the occurrence and continuance of an Event of Default, all such monies received shall be segregated and not commingled with any of Grantor’s other funds, and shall be forthwith delivered to the Secured Party with endorsement to the Secured Party's order of any checks or similar instruments.  It is agreed that, upon the occurrence and continuance of an Event of Default, the Secured Party shall be entitled at any time, in its own name or in the name of the Grantor or otherwise, but at the expense and cost of the Grantor, to collect, demand, receive, sue for or compromise any and all such Accounts Receivable, and to give good and sufficient releases therefore, to endorse any checks, drafts or other orders for the payment of money payable to the Grantor in payment thereof and, in its discretion, to file any claims or take any action or proceeding, either in its own name or in the name of the Grantor or otherwise, which the Secured Party may deem necessary or advisable.  It is expressly understood and agreed, however, that the Secured Party shall not be required or obligated in any manner to make any demand or make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim or take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time.

C.            Unless otherwise expressly provided in this Agreement, all capitalized terms shall have the same meaning as defined in the Loan Agreement.

2.            Warranties and Covenants.

A.            The Grantor hereby warrants and covenants that:

(i) Except for the Junior Liens (as such term is defined in the Loan Agreement), the Grantor is the owner of the Collateral free from any adverse liens, security interest or encumbrance; and that the Grantor will defend the Collateral against all claims and demands of all other persons at any time claiming the same or any interest therein.

(ii) Except for any financing statement of the Secured Party and any Permitted Lien, no financing statement covering the Collateral is on file in any public office.  Grantor expressly agrees to promptly deliver to Secured Party at such place or places as Secured Party shall designate from time to time all documents, instruments and writings of any kind and Grantor expressly authorizes Secured Party to execute, file and record all financing statements deemed reasonably necessary or desirable by Secured Party or its counsel to evidence and perfect the security interest in all of the Grantor’s assets.  The Grantor acknowledges, warrants and covenants that the financing statement(s) on file are sufficient to perfect the security interest given hereby.  Nevertheless, if requested by Secured Party, the Grantor hereby agrees to immediately execute and/or deliver if requested such other documents in form reasonably satisfactory to counsel for the Secured Party in order to perfect the security interest given hereby, and for filing any financing statements in all public offices where filing is deemed necessary or desirable.

(iii) The Grantor will not sell or offer to sell or otherwise transfer, dispose of or convey any interest in the Collateral or any interest therein without securing the prior written consent

(iv) of the Secured Party except for inventory and farm products sold in the ordinary course of Grantor’s business.

(v) At all times the Grantor will have and maintain insurance with respect to that portion of the Collateral that is insurable against risk of loss by fire (including so-called extended coverage), theft and other risk of loss as the Secured Party may require, containing such terms, in such form, for such periods and written by such companies as are commercially reasonable and customary and otherwise reasonably satisfactory to the Secured Party, such insurance to be payable to the Secured Party as “Loss Payee” or as the Secured Party shall otherwise designate; that all policies of insurance shall provide for thirty (30) days minimum written cancellation notice to the Secured Party and, at the request of the Secured Party, shall be delivered to and held by it.  The Secured Party is hereby appointed attorney in fact for the Grantor, and shall have the right, but not the obligation, to settle and compromise any and all claims under any of the policies required to be maintained by Borrower hereunder; to demand, receive and receipt for all monies payable thereunder; and to execute in the name of Borrower or Secured Party or both any proof of loss, notice, or any other instruments in connection with such policies or any loss thereunder.  The Grantor acknowledges that the foregoing power of attorney is coupled with an interest and may not be revoked until the Indebtedness is satisfied in full.

(vi) Except for any Permitted Lien, the Grantor will keep the Collateral free from any adverse lien, security interest or encumbrance, and in good order and repair, and will not waste or destroy the Collateral or any part thereof; and the Grantor will not use the Collateral in violation of any statute or ordinance; and the Secured Party may examine and inspect the Collateral or any portion thereof at any reasonable time.

(vii) The Grantor will pay promptly when due any and all taxes and assessments upon the Collateral.  At its option, if the Grantor is in default hereunder, the Secured Party may discharge any taxes, liens or security interests or any other encumbrances at any time levied or placed on the Collateral, may pay any insurance on the Collateral and may pay for any maintenance and preservation of the Collateral all of which shall be added to the Indebtedness and shall accrue interest at the highest lawful rate.  The Grantor agrees to reimburse the Secured Party on demand for any payments made, or any expense incurred by the Secured Party pursuant to the foregoing authorization.

(viii) The Grantor will perform and observe each and every covenant, term, obligation or provision contained in the Related Loan Documents.

(ix) Where applicable, the Collateral will at all times be kept at the business premises of the Grantor and will not be removed from said premises without securing the written consent of the Secured Party except when done so in the ordinary course of business.

B.            Until default, the Grantor may have possession of the Collateral and use it in any lawful manner not inconsistent with this Agreement and not inconsistent with any policy of insurance thereon.

3.            Default and Remedies.

A.            The Grantor shall be in default under this Agreement upon the happening and continuance of any one or more of the following events or conditions (“Event of Default”):

(i) Grantor shall fail to make any payments required under the terms of any of the Indebtedness, including but not limited to those required in any of the Related Loan Documents on the date such payment is due or demanded;

(ii) The occurrence and continuance of any event of default under the Loan Agreement or in one or more of the other Related Loan Documents, including without limitation this Security Agreement, or any agreement whether now existing or hereafter arising between or including both Grantor and Secured Party.

B.            Upon the occurrence and continuance of an Event of Default for a period of seven (7) business days after notice, all of the Indebtedness secured hereby shall, without notice, become immediately due and payable in full, and Secured Party shall have all of the following rights and remedies:

(i) At the request of the Secured Party, the Grantor shall assemble the Collateral and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties.  The Secured Party will give the Grantor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made.  The requirements of reasonable notice shall be met if such notice is mailed, by certified mail, to the address of the Grantor shown at the beginning of this Agreement, at least ten (10) days before the time of the sale or disposition.  Expenses of retaking, holding, preparing for sale, selling, or the like, shall be paid by Grantor and shall include the Secured Party's reasonable attorneys' fees and legal expenses; and

(ii) The Secured Party shall have, in addition to any other rights and remedies set forth in this Agreement, and those contained in any of the Related Loan Documents and any other agreements, guarantees, notes, instruments and documents now or at any time hereafter executed by Grantor and delivered to Secured Party, all of the rights and remedies of a secured party under applicable law, including without limitation the Michigan Uniform Commercial Code, as amended.

In addition to all of the foregoing, the Secured Party shall have at any time prior to or after the occurrence and continuance of an Event of Default by the Grantor the right to set-off, without notice to Grantor, any and all deposits or other sums at any time or times credited by or due from the Secured Party to the Grantor, whether in a special account or other account or represented by a certificate of deposit (whether or not matured), which deposits and other sums shall at all times constitute additional security for the Indebtedness.

All of the foregoing rights and remedies afforded to the Secured Party shall be cumulative and nonexclusive.

C.            No waiver by the Secured Party of any Event of Default shall be deemed a waiver of any other then existing or subsequent default. No delay or omission by the Secured Party in exercising any right or remedy under this Agreement or any of the other Related Loan Documents shall impair such right to be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise right, preclude other or further exercise thereof, or the exercise of any other right under this Agreement or any of the other Related Loan Documents or otherwise. Any waiver, consent or approval of any kind or character on the part of the Secured Party of any provision of this Agreement or of any of the other Related Loan Documents shall be in writing and shall be effective only to the extent specifically set forth in such writing.

4.            Miscellaneous.

A.            The rights and obligations of the parties hereto shall be binding upon and inure to the benefit of their respective successors and assigns.

B.            This Agreement constitutes the complete understanding of the parties hereto regarding the matters set forth herein, and may not be altered, amended or modified in any way unless done so in writing and signed by the parties hereto.

C.            This Agreement shall be governed by and construed according to the internal laws of the State of Michigan.

D.            The headings included in this Agreement are for purposes of convenience only and shall not be construed to be a part of the Agreement.

E.            Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, and should any portion of this Agreement be declared invalid for any reason, such declaration shall have no effect on the remaining portions of this Agreement.

F.            THE GRANTOR AND SECURED PARTY ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, THE RELATED LOAN DOCUMENTS OR ANY OTHER AGREEMENT BETWEEN OR INCLUDING THE GRANTOR AND THE SECURED PARTY, AFTER BEING PROVIDED THE OPPORTUNITY TO CONSULT WITH COUNSEL OF CHOICE, BORROWER HEREBY KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION AS TO ANY AND ALL ISSUES ARISING FROM OR OUT OF THIS AGREEMENT, THE RELATED LOAN DOCUMENTS AND/OR ANY OTHER AGREEMENTS BETWEEN OR INCLUDING THE GRANTOR AND THE SECURED PARTY, INCLUDING WITHOUT LIMITATION ANY ISSUE RELATED TO THE PERFORMANCE OR ENFORCEMENT OF ANY OR ALL OF THE SAME.

G.            Unless otherwise indicated, all capitalized terms used herein shall have the same meaning as defined in the Loan Agreement.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the day and year first above written.
GRANTOR:

AROTECH CORPORATION
A Delaware corporation

By: _______________________________

Its:____________________________

SECURED PARTY

KEYBANK NATIONAL ASSOCIATION,
a national banking association

By: _____________________________

                       Its: _____________________________